As filed with the Securities and Exchange Commission
                       on February 1, 2000
================================================================
                                      Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                            FORM S-3
                    REGISTRATION STATEMENT
                             Under
                  The Securities Act of 1933

                        Deere & Company
    (exact name of Registrant as specified in its charter)

           Delaware                        36-2382580
(State or other jurisdiction
     of incorporation or                (I.R.S. Employer
       organization)                   Identification No.)

                     One John Deere Place
                 Moline, Illinois 61265-8098
                        (309) 765-8000
      (Name, address, including zip code, and telephone
         number, including area code, of Registrant's
                 principal executive offices)

                      Michael A. Harring
                       Deere & Company
                     One John Deere Place
                 Moline, Illinois 61265-8098
                        (309) 765-5799
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copy to:
                   Peter P. Wallace, Esq.
                Morgan, Lewis & Bockius LLP
       300 South Grand Avenue, Twenty Second Floor
           Los Angeles, California 90071-3132
                      (213) 612-2500

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                ____________________________

================================================================

               CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------
                               Proposed   Proposed
                               Maximum    Maximum
Title of Each Class   Amount   Offering   Aggregate   Amount of
   of Securities      to Be    Price Per  Offering  Registration
 to be Registered   Registered Share (1)  Price (1)    Fee (1)
----------------------------------------------------------------
Common Stock, $1.00  118,088    $44.72    $5,280,895    $1,395
   par value (2)
----------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on January 28, 2000 as reported on the New York Stock Exchange, Inc.

(2) Pursuant to the registrant's Rights Agreement, as amended from time to time, each share of common stock includes a right to purchase certain shares of preferred stock which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

                ____________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================

                     Subject to Completion

The information contained in this prospectus is not complete and may be changed. These securities may not be sold pursuant to the registration statement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.


          Preliminary Prospectus Dated February 1, 2000


PROSPECTUS
----------


                       DEERE & COMPANY



                        (DEERE LOGO)



                       118,088 Shares

                        Common Stock


    This prospectus relates to the offer and sale of 118,088 shares of common stock of Deere & Company by certain of our stockholders. None of our directors or executive officers is selling shares in this offering, and neither we nor they will receive any proceeds from the sale of the shares offered hereby. All expenses of registration of the shares which may be offered hereby under the Securities Act will be paid by us (other than underwriting discounts and selling commissions, and fees and expenses of advisors to any of the selling stockholders).

    Our common stock is listed on the New York Stock Exchange, Inc. under the trading symbol "DE." Our common stock is also listed on the Chicago and Frankfurt (Germany) Stock Exchanges. On January 28, 2000, the closing price of our common stock as reported on the New York Stock Exchange, Inc. was $44.75 per share.

    The selling stockholders, directly or through agents, brokers or dealers designated from time to time, may sell the shares of our common stock offered hereby from time to time on terms to be determined at the time of sale. See "Plan of Distribution."

    The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



              __________________________________


          The date of this Prospectus is      , 2000

                      TABLE OF CONTENTS
                                                          Page
Where You Can Find More Information........................ 2
Documents Incorporated by Reference........................ 2
Safe Harbor Statement...................................... 3
The Company................................................ 4
Use of Proceeds............................................ 4
The Selling Stockholders................................... 4
Limitation of Liability and Indemnification................ 5
Plan of Distribution....................................... 6
Validity of Common Stock................................... 7
Experts.................................................... 7
                     ___________________


             WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Deere & Company and its common stock, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.

    Our common stock is listed on the New York Stock Exchange.
Our common stock is also listed on the Chicago and Frankfurt
(Germany) Stock Exchanges. Information about us is also available at those locations.

              DOCUMENTS INCORPORATED BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities has been completed.

    - Annual Report on Form 10-K for the year ended October 31,
      1999.
    - Current Reports on Form 8-K dated November 23, 1999 and
      December 13, 1999.

    You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

                      Deere & Company
                    One John Deere Place
                 Moline, Illinois 61265-8098
                 Attn: Stockholder Relations
                       (309) 765-4539
            _____________________________________

    You should rely only on the information contained in this prospectus and any supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus and any supplement is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

                    SAFE HARBOR STATEMENT

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements made in this prospectus or other documents that we file with the Securities and Exchange Commission that are incorporated by reference herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially. Forward-looking statements relating to our businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which we compete; levels of new and used field inventories; production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates (including conversion to the euro); technological difficulties (including year 2000 readiness); accounting standards; and other risks and uncertainties. Economic difficulties in various parts of the world could continue to adversely affect North American grain and meat exports. The number of housing starts is especially important to sales of construction equipment. Sales of commercial and consumer equipment during the winter are affected by the amount and timing of snowfall. Our outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. Further information, including factors that potentially could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

                        THE COMPANY

    We (Deere & Company and its subsidiaries, collectively called "John Deere") manufacture, distribute and finance a full range of agricultural equipment; a broad range of equipment for construction, forestry and public works; and a variety of commercial and consumer equipment. We also provide credit and health care for businesses and the general public. We believe that our worldwide sales of agricultural equipment during recent years have been greater than those of any other business in our industry. We also believe that John Deere is an important provider of most of the types of construction equipment that we market, and the leader in some size ranges. We also believe we are the world's largest producer of premium turf care equipment and utility vehicles. John Deere's operations are categorized into four business segments:

    The worldwide AGRICULTURAL EQUIPMENT segment manufactures and distributes a full line of farm equipment - including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; materials handling equipment; and integrated precision farming technology.

    The worldwide CONSTRUCTION EQUIPMENT segment manufactures and distributes a broad range of machines used in construction, earthmoving and forestry - including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; scrapers; motor graders; log skidders; and forestry harvesters.

    The worldwide COMMERCIAL AND CONSUMER EQUIPMENT segment manufactures and distributes equipment for commercial and residential uses - including small tractors for lawn, garden, commercial and utility purposes; riding and walk-behind mowers; golf course equipment; snowblowers; handheld products such as chain saws; string trimmers and leaf blowers; skid-steer loaders; utility vehicles; and other outdoor power products.

    The products produced by the equipment segments are marketed primarily through independent retail dealer networks and major retail outlets. The equipment segments also include the manufacture and distribution of engines and drivetrain components for the original equipment manufacturer market.

    The CREDIT segment primarily finances sales and leases by John Deere dealers of new and used agricultural, construction and commercial and consumer equipment and sales by non-Deere dealers of recreational products. In addition, it provides wholesale financing to dealers of the foregoing equipment and finances retail revolving charge accounts.

    The John Deere enterprise has manufactured agricultural machinery since 1837. The present company was incorporated under the laws of Delaware in 1958. The address of our principal office is One John Deere Place, Moline, Illinois 61265-8098. Our telephone number is (309) 765-8000.

                       USE OF PROCEEDS

    The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sales of these shares.

                   THE SELLING STOCKHOLDERS

    The 118,088 shares offered hereby were acquired by the selling stockholders pursuant to our acquisition of the shares of capital stock of Navcom Technology, Inc. in November of 1999. We have registered the shares under the Securities Act in accordance with registration rights we granted to the selling stockholders when we acquired Navcom. Our registration of the shares does not necessarily mean that any selling stockholder will sell any or all of his or her shares. Several of the selling stockholders currently are employed by a wholly-owned subsidiary of the Company.

    The following table sets forth the number of shares owned by each of the selling stockholders. All information contained in the table below is based upon their beneficial ownership as of November 4, 1999. Because the selling stockholders may offer all or some of the shares which they hold pursuant to the offering contemplated by this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of their shares, we are unable to estimate the amount of shares that will be held by the selling stockholders after the completion of this offering. The following table assumes that all of the shares being registered will be sold. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.


                                  Number of  Percent of
                     Number of    Shares     Outstanding
                     Shares       Registered Shares
Name of Selling      Beneficially for Sale   After the
Stockholder          Owned        Hereby     Offering

Jalal Alisobhani      11,035       11,035        *
Helen Brock            2,293        2,293        *
Paul H. Galyean        4,586        4,586        *
John P. Genta          1,147        1,147        *
Ronald R. Hatch       17,340       17,340        *
Mark Philip Kaplan     2,866        2,866        *
David Man Kui Li       3,440        3,440        *
James Christopher      2,293        2,293        *
  Litton
Litton Consulting     17,340       17,340        *
  Group, Inc.
Myles S. Masui         4,586        4,586        *
Jack E. Moore          5,732        5,732        *
L. J. Palmer           2,293        2,293        *
Jose Orlando Quan      2,866        2,866        *
Mark Rentz             1,720        1,720        *
William Tweed Ross     3,440        3,440        *
David Arthur Rowe      3,440        3,440        *
Richard Tennyson       5,159        5,159        *
  Sharpe
Lawrence A. Whitcomb   4,586        4,586        *
William P. Williams    4,586        4,586        *
Kai-Tuen Woo          17,340       17,340        *

* Less than one percent.

    This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. In addition, this prospectus covers the preferred stock purchase rights that currently trade with our common stock and entitle the holder to purchase additional shares of common stock under certain circumstances.

           LIMITATION OF LIABILITY AND INDEMNIFICATION

    Section 145 of the General Corporation Law of Delaware authorizes a corporation to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Seventh of our Restated Certificate of Incorporation provides in effect that we shall provide certain indemnification to such persons.

    We have contracts of indemnification with our directors and officers providing that they shall be indemnified to the fullest extent permitted by law. The contracts also provide:

    - that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors;

    - that, if indemnification is not available, in whole or in part, contribution shall be paid by the registrant in a proportion based upon the relative benefits to, and relative fault of, the registrant and the director or officer in the action or inaction, and other equitable considerations; and

    - that any legal action, brought by or on behalf of the registrant against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

    Our directors and officers are insured, under policies of insurance maintained by us, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

                    PLAN OF DISTRIBUTION

    The shares may be sold or distributed from time to time by the selling stockholders named in this prospectus, by their donees, pledgees or transferees, or by their other successors in interest. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices, or at fixed prices, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents. We are not aware that any of the selling stockholders have entered into any arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock.

    The selling stockholders may offer their shares at various times in one or more of the following transactions:

    - in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

    - in transactions involving cross or block trades or otherwise on any national securities exchange, such as the New York Stock Exchange, on which the common stock may be listed;

    - in transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this prospectus;

    - in transactions "at the market" to or through market makers in the common stock;

    - in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

    - through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

    - in privately negotiated transactions;

    - in transactions to cover short sales; or

    - in a combination of any of the foregoing transactions.

    In addition, the selling stockholders also may sell their shares in private transactions or in accordance with Rule 144 under the Securities Act rather than under this prospectus.

    From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders who donate or otherwise transfer their shares will decrease as and when the selling stockholders take these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees or other successors in interest will be selling stockholders for purposes of this prospectus.

    The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

    The selling stockholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to the securities.

    Under our agreements with the selling stockholders, we are required to bear the expenses relating to the registration of this offering. The selling stockholders will bear any underwriting discounts or commissions, brokerage fees, stock transfer taxes and fees of their legal counsel. We have agreed to indemnify the selling stockholders against certain liabilities. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

    If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. In addition, if we are notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

                   VALIDITY OF COMMON STOCK

    The validity of the shares of common stock offered hereby has been passed upon for us by Morgan, Lewis & Bockius, LLP, Los
Angeles, California.

                           EXPERTS

    The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================



                       118,088 Shares




                         (DEERE LOGO)




                       DEERE & COMPANY





                        Common Stock




                  _________________________

                         PROSPECTUS
                  _________________________





                     February ___, 2000



================================================================

                           PART II

          INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following table sets forth the estimated expenses, all of which are to be borne by the Company, in connection with the registration, issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

    SEC Registration Fee                      $  1,395
    Legal Fees and Expenses                      5,000
    Accountants' Fees and Expenses               5,000
    Printing Expenses                            2,000
    Miscellaneous                                1,605
                                              ========
        Total                                 $ 15,000

Item 15. Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of Delaware authorizes a corporation to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Seventh of the Restated Certificate of Incorporation of the registrant provides in effect that the registrant shall provide certain indemnification to such persons.

    The registrant has contracts of indemnification with its directors and officers providing that they shall be indemnified to the fullest extent permitted by law. The contracts also provide: (1) that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors;
(2) that, if indemnification is not available, in whole or in part, contribution shall be paid by the registrant in a proportion based upon the relative benefits to, and relative fault of, the registrant and the director or officer in the action or inaction, and other equitable considerations; and (3) that any legal action, brought by or on behalf of the registrant against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

    The directors and officers of the registrant are insured, under policies of insurance maintained by the registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Page II-1

Item 16. Exhibits.

    The following exhibits are filed as part of this registration statement.

Exhibit
  No.         Description of Exhibit
-------       ----------------------

 *3.1 Certificate of incorporation, as amended (Exhibit 3.1 to Form 10-K of registrant for the year ended October
          31, 1999)

 *3.2     Certificate of Designation Preferences and Rights of
          Series A Participating Preferred Stock (Exhibit 3.2 to
          Form 10-K of registrant for the year ended October 31,
          1998)

 *3.3 By-laws, as amended (Exhibit 3.3 to Form 10-K of registrant for the year ended October 31, 1999)

 *4.1     Form of common stock certificate (Exhibit 4.6 to Form
          10-K of registrant for the year ended October 31,
          1998)

 *4.2 Rights Agreement dated as of December 3, 1997, between registrant and The Bank of New York (Exhibit 1 to the registration statement on Form 8-A of registrant filed
          December 10, 1997)

  5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered

*12.1     Computation of ratio of earnings to fixed charges
          (Exhibit 12 to Form 10-K of the registrant for the year ended October 31, 1999)

 23.1 Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1)

 23.2     Consent of Deloitte & Touche LLP

 24.1     Power of Attorney (included on signature page)

*27.1 Financial Data Schedule (Exhibit 27 to Form 10-K of registrant for the year ended October 31, 1999)

______________________

* Incorporated by reference. Copies of these exhibits are available from the Company upon request.

Page II-2

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
    Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Page II-3

                         SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois on January 31, 2000.

                        DEERE & COMPANY

                        By: /s/ H. W. Becherer
                            ------------------------------------
                            H. W. Becherer
                            Chairman and Chief Executive Officer


                     POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

    EACH PERSON SIGNING BELOW ALSO HEREBY APPOINTS HANS W. BECHERER AND NATHAN J. JONES, AND EACH OF THEM SINGLY, HIS OR HER LAWFUL ATTORNEY-IN-FACT WITH FULL POWER TO EXECUTE AND FILE ANY AMENDMENTS TO THE REGISTRATION STATEMENT, AND GENERALLY TO DO ALL SUCH THINGS, AS SUCH ATTORNEY-IN-FACT MAY DEEM APPROPRIATE TO ENABLE DEERE & COMPANY TO COMPLY WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933 AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION.

   Signature                 Title                Date
   ---------                 -----                ----

/s/ H. W. Becherer        Chairman, Director   January 31, 2000
------------------        and Chief Executive
H. W. Becherer            Officer (principal
                          executive officer)

/s/ John R. Block         Director             January 31, 2000
-----------------
John R. Block

/s/ C. C. Bowles          Director             January 31, 2000
----------------
C. C. Bowles

/s/ Leonard A. Hadley     Director             January 31, 2000
---------------------
Leonard A. Hadley

/s/ Regina E. Herzlinger  Director             January 31, 2000
------------------------
Regina E. Herzlinger

/s/ Samuel C. Johnson     Director             January 31, 2000
---------------------
Samuel C. Johnson

/s/ Nathan J. Jones       Senior Vice          January 31, 2000
-------------------       President, Principal
Nathan J. Jones           Financial Officer
                          and Principal
                          Accounting Officer

-------------------       Director
Arthur L. Kelly

/s/ Antonio Madero B.     Director             January 31, 2000
---------------------
Antonio Madero B.


Page II-4

/s/ William A. Schreyer   Director             January 31, 2000
-----------------------
William A. Schreyer

/s/ John R. Stafford      Director             January 31, 2000
--------------------
John R. Stafford

/s/ John R. Walter        Director             January 31, 2000
------------------
John R. Walter

/s/ Arnold R. Weber       Director             January 31, 2000
-------------------
Arnold R. Weber


Page II-5

                      INDEX TO EXHIBITS

Exhibit
  No.         Description of Exhibit
-------       ----------------------

 *3.1 Certificate of incorporation, as amended (Exhibit 3.1 to Form 10-K of registrant for the year ended October
          31, 1999)

 *3.2     Certificate of Designation Preferences and Rights of
          Series A Participating Preferred Stock (Exhibit 3.2 to
          Form 10-K of registrant for the year ended October 31,
          1998)

 *3.3 By-laws, as amended (Exhibit 3.3 to Form 10-K of registrant for the year ended October 31, 1999)

 *4.1     Form of common stock certificate (Exhibit 4.6 to Form
          10-K of registrant for the year ended October 31,
          1998)

 *4.2 Rights Agreement dated as of December 3, 1997, between registrant and The Bank of New York (Exhibit 1 to the registration statement on Form 8-A of registrant filed
          December 10, 1997)

  5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered

*12.1     Computation of ratio of earnings to fixed charges
          (Exhibit 12 to Form 10-K of the registrant for the year ended October 31, 1999)

 23.1 Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1)

 23.2     Consent of Deloitte & Touche LLP

 24.1     Power of Attorney (included on signature page)

*27.1 Financial Data Schedule (Exhibit 27 to Form 10-K of registrant for the year ended October 31, 1999)

______________________

* Incorporated by reference. Copies of these exhibits are available from the Company upon request.